                                                                    EXHIBIT 4.1

        -----------------------------------------------------------------

                              AMENDED AND RESTATED

                                RIGHTS AGREEMENT

                                     between

                USF CORPORATION f/k/a TNT FREIGHTWAYS CORPORATION

                                       and

                      COMPUTERSHARE INVESTOR SERVICES, LLC

                                       as

                                  Rights Agent

                          Dated as of January 30, 2004

        -----------------------------------------------------------------

                        USF CORPORATION RIGHTS AGREEMENT

                                Table of Contents

                                                                                                                    Page
                                                                                                                    ----
Section 1.  Certain Definitions..................................................................................      2

Section 2.  Appointment of Rights Agent..........................................................................     13

Section 3.  Issuance of Rights Certificates......................................................................     14

Section 4.  Form of Rights Certificates..........................................................................     17

Section 5.  Countersignature and Registration....................................................................     18

Section 6.  Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or
      Stolen Rights Certificates.................................................................................     19

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights........................................     21

Section 8.  Cancellation and Destruction of Rights Certificates..................................................     24

Section 9.  Reservation and Availability of Capital Stock........................................................     24

Section 10.  Preferred Stock Record Date.........................................................................     26

Section 11.  Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights.........................     27

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares..........................................     40

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power................................     40

Section 14.  Fractional Rights and Fractional Shares.............................................................     44

Section 15.  Rights of Action....................................................................................     46

Section 16.  Agreement of Rights Holders.........................................................................     47

Section 17.  Rights Certificate Holder Not Deemed a Stockholder..................................................     49

Section 18.  Concerning the Rights Agent.........................................................................     49

Section 19.  Merger, Consolidation or Change of Name of Rights Agent.............................................     50

Section 20.  Duties of Rights Agent..............................................................................     51

Section 21.  Change of Rights Agent..............................................................................     54

Section 22.  Issuance of New Rights Certificates.................................................................     56

Section 23.  Redemption..........................................................................................     56

24.      Exchange................................................................................................     57

Section 25.  Notice of Certain Events............................................................................     59

Section 26.  Notices.............................................................................................     60

Section 27.  Supplements and Amendments..........................................................................     61

Section 28.  Successors..........................................................................................     61

29.      Determinations and Actions by the Board of Directors, etc...............................................     62

Section 30.  Benefits of this Agreement..........................................................................     62

Section 31.  Severability........................................................................................     63

Section 32.  Governing Law.......................................................................................     63

Section 33.  Counterparts........................................................................................     63

Section 34.  Descriptive Headings................................................................................     64

                      AMENDED AND RESTATED RIGHTS AGREEMENT

         This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of January 30, 2004 (the "AGREEMENT"), is made and entered into by and between USF CORPORATION f/k/a TNT FREIGHTWAYS CORPORATION, a Delaware corporation (the "COMPANY"), and COMPUTERSHARE INVESTOR SERVICES, LLC, a Delaware limited liability company the "RIGHTS AGENT").

         WHEREAS, as of February 4, 1994, the Board of Directors of the Company
(i) authorized and declared a dividend of one Right (as defined herein) for each Common Share (as defined herein) of the Company outstanding at the Close of Business (as defined below) on February 4, 1994 (the "RECORD DATE") pursuant to that certain Rights Agreement between the Company and Harris Trust and Savings Bank as Rights Agent dated as of February 4, 1994 (the "ORIGINAL RIGHTS AGREEMENT"), each Right representing the right to purchase upon the terms and subject to the conditions set forth in this Agreement, one (1) one-hundredth (1/100) of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, having the powers, preferences and rights and subject to the limitations and restrictions set forth in the Company's Certificate of Designations, and (ii) further authorized and directed the issuance of one Right with respect to each Common Share (whether originally issued or delivered from the Company's treasury) that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are defined herein).

         WHEREAS, since the Record Date the Company has changed its name to USFreightways Corporation and then to USF Corporation, and the Board of Directors of the Company desires to amend and restate the Original Agreement to provide for such changes and other changes to the Original Agreement, including, but not limited to, extending the term of the Agreement and increasing the Purchase Price (as defined herein). In addition, the Board of Directors of the Company has adopted resolutions relating to the administration of the transactions contemplated under the Agreement, including delegating power and authority to the Company's Nominating and Corporate Governance Committee, a Committee comprised entirely of independent directors, authority to periodically review and make recommendations related to the Rights.

         NOW THEREFORE, in consideration of the foregoing premises and of the mutual agreements set forth below, the parties to this Agreement hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS.SECTION 1. CERTAIN DEFINITIONS.

         For purposes of this Agreement, the following terms have the respective meanings indicated:

         (a) "ACQUIRING PERSON" means any Person that, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but such term shall not include:
(i) the Company, (ii) any Subsidiary of the Company, (iii) any Person who acquires beneficial ownership of the Common Shares in a Permitted Transaction,
(iv) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding Common Shares for or pursuant to the terms of any such plan, (v) any Person or Persons who are Beneficial Owners of 15% or more, but less than 20%, of the Common Shares then outstanding and who are persons permitted pursuant to Rule 13d-1(b)(1) under the Exchange Act to file Schedule 13G rather than a Statement on Schedule 13D, or (vi) any Person or Persons who are Beneficial Owners of 15% or more of the outstanding Common Shares by virtue of attributed ownership of Common Shares held by Persons deemed to be their Affiliates or Associates solely by reason of their status as officers, directors or director nominees. Notwithstanding the foregoing, (x) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding, provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the outstanding Common Shares of the Company by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company other than as a direct or indirect result of any corporate action taken by the Company, then such Person shall be deemed to be an "Acquiring

Person" and (y) if, upon Board Approval, the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be, or to have been at any time, an "Acquiring Person" for any purposes of this Agreement and no Stock Acquisition Date shall have occurred. All questions as to whether a Person who would otherwise be a Acquiring Person has become such inadvertently shall be determined in good faith by the Board of Directors of the Company, which determination shall be conclusive.

         (b)      "ADJUSTMENT SHARES" shall have the meaning set forth in
Section 11(a)(ii).

         (c) "AFFILIATE", when used with reference to any Person, have the respective meanings ascribe to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the Record Date.

         (d) "ASSOCIATE", of a Person shall mean (i) with respect to a corporation, any officer or director thereof or of any Subsidiary thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof,
(ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% ownership interest therein, (iv) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 20% or greater interest as a beneficiary in the income from or principal of such trust or estate or who otherwise has a substantial beneficial interest in such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (vii) any Affiliate of such Person.

         (e) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purpose of
         Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date of this Agreement;

                  (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of any events or conditions) pursuant to any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights which are the subject of this Agreement), warrants, options or otherwise; provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or direct or influence the voting of any other Person or such other Person's Affiliates or Associates pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person will not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than the ownership by underwriters or selling group members under customary agreements with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of subparagraph (ii) of this definition) or disposing of any such securities.

Notwithstanding the foregoing, for purposes of determining beneficial ownership of securities under this Agreement, officers and directors of the Company shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of the Exchange Act) and shall not be deemed to own shares owned by another officer or director or of the Company.

         (f) "BOARD APPROVAL" means that an action or the resolution authorizing an action has been approved by a majority of the members of the Board of Directors of the Company then serving on the Company's Board of Directors.

         (g) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Rights Agent is authorized or obligated by law or executive order to close.

         (h) "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock setting forth the powers, preferences, rights, qualifications, limitations and restrictions of such series of preferred stock of the Company.

         (i) "CLOSE OF BUSINESS" on any given date means 5:00 p.m., central time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., central time, on the next succeeding Business Day.

         (j) "COMMON SHARES" when used with reference to the Company means the shares of common stock, par value $0.01 per share, of the Company. "COMMON SHARES" when used with reference to any Person other than the Company means the capital stock (or equity interest) with the greatest aggregate voting power of such other Person or, if such other Person is a Subsidiary of another Person, the capital stock (or equity interests) with the greatest aggregate voting power of the Person or Persons which ultimately control such first-mentioned Person, or the equity securities or other equity interests having power to control or direct the management of such other Person. Without limiting the generality of the foregoing, "Common Shares" when used with reference to any Person which is not organized in corporate form shall mean units of beneficial interest which
(i) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from any ownership interest in such Person) and which (ii) shall be entitled to exercise the greatest aggregate voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

         (k) "COMMON STOCK EQUIVALENT" has the meaning set forth in Section 11(a)(iii).

         (l) "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

         (m) "CO-RIGHTS AGENT" has the meaning set forth in Section 2 of this Agreement.

         (n) The "CURRENT PER SHARE MARKET PRICE" of any security (a "SECURITY" for the purpose of this definition) on any date for the purpose of any computation under this Agreement, will be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following (A) the announcement by the issuer of such Security of
(i) a dividend or distribution on such Security payable in shares of such Security or securities convertible, directly or indirectly, into shares of such Security or (ii) any subdivision, combination or reclassification of such Security and (B) prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last reported price or, if not so reported, the average of the closing bid and ask prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.

         (o) "CURRENT VALUE" shall have the meaning set forth in Section 11(a)(iii) of this Agreement.

         (p) "DISTRIBUTION DATE" means the earliest to occur of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the Close of Business on the fifteenth (15th) Business Day (or such later date as may be determined by Board Approval prior to such time as any Person becomes an Acquiring Person) following the date any Person commences or publicly announces an intention to commence a tender offer or exchange offer for the Common Shares which, upon the consummation of such offer, would result in the Person making such offer, together with all of its Affiliates and Associates, being the Beneficial Owner of 20% or more of the Common Shares then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten (10) days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto.

         (q) "EQUIVALENT COMMON SHARES" means any shares of the Company's capital stock having substantially the same rights, privileges and preferences as the Common Shares.

         (r) "EQUIVALENT PREFERENCE STOCK" shall have the meaning set forth in Section 11(b).

         (s) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (t)      "EXPIRATION DATE" shall have the meaning specified in Section
7(a).

         (u) "FINAL EXPIRATION DATE" means the Close of Business on March 31, 2014.

         (v) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

         (w) "PERMITTED TRANSACTION" means a stock acquisition (including acquisition by merger or consolidation) or a tender or exchange offer pursuant to a definitive agreement by which a Person (who is not at the time an Acquiring Person) would become the Beneficial Owner of 50% or more of the Common Shares and which has received Board Approval prior to the execution of the definitive agreement providing for the acquisition or the public announcement of the offer, as the case may be.

         (x) "PERSON" means any individual, firm, corporation, limited liability company, partnership, trust or other entity, and includes any successor (by merger, consolidation or otherwise) of such Person.

         (y) "PREFERRED STOCK" means shares of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share, of the Company, having the rights, preferences and limitations set forth in the form of Certificate of Designations attached to this Agreement as Exhibit A, and, to the extent there are not a sufficient number of shares of Series A Junior Participating Cumulative Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company designated for such purpose by the Board of Directors of the Company containing terms substantially the same as the terms of the Series A Junior Participating Cumulative Preferred Stock.

         (z)      "PRINCIPAL PERSON" has the meaning set forth in Section 13(b).

         (aa) "PURCHASE PRICE" means the price per one one-hundredth (1/100) of a share of Preferred Stock at which the Rights can initially be exercised as set forth in the Rights Certificate, subject to adjustment as provided in this Agreement.

         (bb) "RECORD DATE" has the meaning set forth in the preamble to this Agreement.

         (cc) "REDEMPTION DATE" means the Close of Business on the date at which the Rights are redeemed as provided in Section 23 of this Agreement.

         (dd) "REDEMPTION PRICE" means, initially, $0.01 per Right; provided that the Redemption Price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement.

         (ee) "RIGHT" has the meaning set forth in the preamble to this Agreement.

         (ff) "RIGHTS CERTIFICATE" means a certificate in substantially the form of Exhibit B to this Agreement issued after the Distribution Date in accordance with Section 3 of this Agreement.

         (gg) "RIGHTS AGENT" has the meaning set forth in the preamble to this Agreement.

         (hh)     "SECTION 13 EVENT" has the meaning set forth in Section 13(a).

         (ii)     "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (jj)     "SPREAD" has the meaning set forth in Section 11(a) (iii).

         (kk) "STOCK ACQUISITION DATE" means the time of occurrence of whichever of the following first occurs: (i) the first public announcement by the Company or an Acquiring Person that the Acquiring Person has become such, or
(ii) the communication to the Company (including, without limitation, to the directors of the Company) of any notice (including, without limitation, any written consent or notice related thereto) from an Acquiring Person indicating or reflecting that the Acquiring Person has become such.

         (ll) "SUBSIDIARY" of any Person means any other Person of which a majority of the voting power of the voting equity securities or equity interest is owned or controlled, directly or indirectly, by such Person.

         (mm) "SUMMARY OF RIGHTS" means a summary of the terms of the Rights in substantially the form of Exhibit C to this Agreement.

         (nn) "TRADING DAY" has the meaning set forth in Section 11(d)(i) of this Agreement.

         (oo) "TRIGGER EVENT" means the occurrence of one or more of the following at any time on or after a Stock Acquisition Date:

                  (i) any Acquiring Person or any Associate or

         Affiliate of any Acquiring Person shall, directly or indirectly, other than pursuant to any transaction set forth in Section 13(a) hereof, (A) consolidate with or merge with and into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged; (B) in one or more transactions transfer any assets to the Company in exchange (in whole or in part) for shares of any Voting Stock of the Company or for securities exercisable for or convertible, directly or indirectly, into shares of Voting Stock of the Company or otherwise obtain from the Company, with or without consideration, any additional shares of any Voting Stock of the Company or securities, rights or warrants exercisable for or convertible, directly or indirectly, into shares of any Voting Stock of the Company (other than in connection with (1) the exercise of a Right or Rights, (2) the exercise or conversion of securities exercisable for or convertible into Voting Stock of the Company which securities were outstanding prior to the time the Acquiring Person became such and (3) pro rata distribution to all holders of any class of capital stock of the Company or of its Subsidiaries); (C) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's-length negotiation with an unaffiliated third party; (D) receive any compensation from the Company or any of the Company's Subsidiaries, other than compensation for regular employment as a full-time or part-time employee, or fees for serving as a director, at rates in accordance with the Company's (or its Subsidiaries') past practices; (E) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries (other than in connection with the lines of business, if any, engaged in between the Company and the Acquiring Person or Associate or Affiliate thereof prior to the time the Acquiring Person became such) assets having an aggregate fair market value of more than $10,000,000; or (F) receive the benefit, directly or indirectly (except proportionately as a stockholder and except as a result of a requirement of law or governmental regulation), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any of its Subsidiaries;

                  (ii) any Person (other than the Company, any of its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries or any entity organized, appointed or established pursuant to the terms of such plan), alone or together with its Affiliates and Associates, shall beneficially own 20% or more of the Common Shares then outstanding (unless each acquisition of Common Shares which results in the beneficial ownership of such Person equaling or exceeding 20% of the Common Shares is a Permitted Transaction or is a transaction set forth in Section 13(a) hereof); or

                  (iii) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries which is not effected with the concurrence of a majority of the Directors then in office, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person or any of its Affiliates or Associates) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of any class of outstanding Voting Stock of the Company or any of its Subsidiaries which is beneficially owned by any Acquiring Person and its Affiliates and Associates.

         (pp) "VOTING STOCK" shall mean (i) the Common Shares and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT.SECTION 2. APPOINTMENT OF RIGHTS AGENT.

         The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, prior to the Distribution Date, will also be the holders of the Common Shares in accordance with Section 3 of this Agreement) subject to the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may, from time to time hereafter, appoint such Co-Rights Agents as it may deem necessary, appropriate or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

         SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.

         (a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) of this Agreement) by the certificates for Common Shares registered in the names of the holders of such certificates (which certificates will also be deemed to be Rights Certificates as provided in Section 3(b) of this Agreement) and not by separate Rights Certificates, and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of Common Shares. The Company shall give the Rights Agent prior written notice of the Distribution Date and the circumstances giving rise thereto. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares (except as otherwise provided in Section 11(a)(iii) of this Agreement) as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate evidencing one Right for each Common Share so held, subject to such adjustments as are provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) Following the initial issuance of the Rights, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates, registered in the names of the holders of such certificates, together with a copy of the Summary of Rights attached to such certificates. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached to such certificate, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         (c) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the Close of Business on the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date will have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder of this certificate to certain rights as set forth in an Amended and Restated Rights Agreement between USF Corporation f/k/a TNT Freightways Corporation and Computershare Investor Services, LLC dated as of January 30, 2004 (the "Rights Agreement"), the terms of which are hereby incorporated in this certificate by reference and a copy of which is on file at the principal executive offices of USF Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. USF Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request for a copy of the Rights Agreement. As described in the Rights Agreement, Rights issued to Acquiring Persons or any Associates or Affiliates thereof (as such terms are defined in the Rights Agreement) may under certain circumstances become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates will be evidenced by such certificates alone, and the surrender for transfer of any such certificate will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed cancelled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

         SECTION 4. FORM OF RIGHTS CERTIFICATES.

         (a) The Rights Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse of the Rights Certificates) will be substantially in the form of Exhibit B to this Agreement and, in addition, may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem necessary or appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, to comply with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, which are distributed in respect of Common Shares which were issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Rights Certificates which are distributed in respect of other Common Shares shall be dated as of the respective dates of issuance of such Common Shares, and in each such case on their face shall entitle the holders thereof to purchase such number of one-hundredths (1/100s) of a share of Preferred Stock as shall be set forth therein at the price per one-hundredth (1/100) of a share of Preferred Stock set forth therein (the "PURCHASE PRICE"), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided in this Agreement.

         (b)      Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of any Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which a majority of the Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of the provisions of Section 7(e),
Section 11(a)(ii) or of Section 13 with respect to the limitation of the Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof), and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend modified as necessary to apply to such Person:

                  The Rights represented by this Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement). Accordingly, this Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.SECTION 5.
COUNTERSIGNATURE AND REGISTRATION.

         (a) The Rights Certificates will be executed on behalf of the Company by its Chief Executive Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, will have affixed thereto the Company's seal or a facsimile of the Company's seal, and will be attested by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, either manually or by facsimile signature. Upon an order, direction or request of the Company, the Rights Certificates will be countersigned manually by the Rights Agent and will not he valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceases to be such an officer of the Company before countersignature thereof by the Rights Agent and issuance and delivery thereof by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such an officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any officer who, at the date of the actual execution of such Rights Certificate, is a proper officer of the Company authorized to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its stockholder services offices, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the respective Rights Certificates, the number of Rights evidenced on the face of each of the Rights Certificates and the date of each of the Rights Certificates.

         SECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATESSECTION 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

         (a) Subject to the provisions of Section 14 of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Rights Certificate or Rights Certificates my be transferred, split up, combined or exchanged for another Rights Certificate or other Rights Certificates, entitling the registered holder to purchase, in the aggregate, a like number of shares of Preferred Stock, or fractions thereof, or Common Shares as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split-up, combine or exchange any Rights Certificate or Rights Certificates to be split up, combined or exchanged with the form of assignment thereon duly executed at the stockholder services office of the Rights Agent. Thereupon the Rights Agent will countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental to such indemnity or security, and upon surrender to the Rights Agent and the cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTSSECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

         (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side of such certificate duly executed, to the Rights Agent at the stockholder services office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-hundredth (1/100) of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Final Expiration Date or
(ii) the Redemption Date or (iii) the time at which the Rights are exchanged as provided in Section 24 or (iv) the time at which the Rights expire pursuant to
Section 13(e) hereof (such earliest time being referred to herein as the "EXPIRATION DATE").

         (b) The Purchase Price for each one-hundredth (1/100) of a share of Preferred Stock purchased pursuant to the exercise of a Right will initially be $140, will be subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement and will be payable in lawful money of the United States of America in accordance with Section 7(c) of this Agreement.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights in accordance with Section 9 of this Agreement in the form of a certified check, cashier's check, bank draft or money order payable to the order of the Company or to the Rights Agent for the Company's account, the Rights Agent, subject to Section 20(k) hereof, will thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock, or fractions thereof, as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 of this Agreement; (iii) after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver the cash received pursuant to clause (ii) above to or upon the order of the registered holder of such Rights Certificate. In the event the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) of this Agreement, the Company will make all arrangements necessary so that other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) In case the registered holder of any Rights Certificate exercises less than all the Rights evidenced by such certificate, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised will be countersigned by the Rights Agent and delivered to the registered holder of such Rights Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 of this Agreement.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Trigger Event, any Rights beneficially owned by (A) an Acquiring Person or an Affiliate or Associate of an Acquiring Person, (B) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (C) a transferee of an Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives such Rights pursuant to either (1) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which a majority of the Directors otherwise concludes in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, from and after the occurrence of a Triggering Event. The Company shall use all reasonable efforts to insure that the provisions of this
Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights for the inability or failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to
Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) or any Associate or Affiliate thereof. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the Provisions of this Section 7(e) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 7(e) shall be canceled.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATESSECTION
8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange will, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, will be cancelled by it, and no new Rights Certificates will be issued in lieu of such Rights Certificates except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise of such Rights Certificates. The Rights Agent will deliver all cancelled Rights Certificates to the Company, or, at the written request of the Company, will destroy such cancelled Rights Certificates, and in such case will deliver to the Company a certificate of destruction of such Rights Certificates.

         SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any authorized and issued shares of Preferred Stock held in its treasury (and will use its best efforts, following the occurrence of a Trigger Event, to cause to be reserved and kept available out of its authorized and unissued Common Shares and/or other securities or out of its authorized and issued Common Shares and/or other securities held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

         (b) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Trigger Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may, acting by resolution of its Board of Directors, temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock, and fractions thereof, (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock or any Common Shares upon the exercise of Rights. The Company will not, however, he required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of shares of Preferred Stock or any Common Shares or other securities in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise. Further, the Company will not be required to issue or deliver any certificates for shares of Preferred Stock or any Common Shares or other securities upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (e) If the Common Shares or other securities issuable upon the exercise of the Rights are listed on any national securities exchange or interdealer quotation system of a registered national securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock, Common Shares or other securities reserved for such issuance to be listed on such exchange or quotation system upon official notice of issuance.

         SECTION 10. PREFERRED STOCK RECORD DATESECTION 10. PREFERRED STOCK RECORD DATE.

         Each person in whose name any certificate for a number of shares of Preferred Stock, or fractions thereof (or Common Shares and/or other securities, as the case may be), is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of shares of Preferred Stock (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional and otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any meeting or other proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE; NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTSSECTION 11. ADJUSTMENT OF PURCHASE PRICE; NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS.

         The Purchase Price, the number and kind of shares, or fractions thereof, covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in Section 7(e) and this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

         If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Upon the occurrence of any Trigger Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof), shall thereafter have the right to receive, upon exercise thereof following the Distribution Date at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one-hundredths (1/100s) of a share of Preferred Stock, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one-hundredths (1/100s) of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of such Trigger Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Shares of the Company (determined pursuant to Section 11(d) on the date of the occurrence of such Trigger Event (such number of shares being hereinafter referred to as the "Adjustment Shares"). The Company shall notify the Rights Agent as to any Persons who are deemed by the Company to be Acquiring Persons or Associates, Affiliates or transferees (as described in subparagraphs
(B) and (C) of Section 7(e) of such Persons and shall identify any Rights pertaining thereto.

                  (iii) In lieu of issuing shares of Common Stock of the Company in accordance with Section 11(a)(ii) hereof, the Company, acting by resolution of its Board of Directors, may (and, in the event that the number of Common Shares which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company, acting by resolution of its Board of Directors, shall): (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE"), over (2) the Purchase Price attributable to each Right (such excess, the "SPREAD") and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares of the Company (such shares or units of preferred stock hereinafter called "COMMON STOCK EQUIVALENTS")), (4) debt securities of the Company, (5) other assets, or
(6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by action of the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company which has theretofore performed no services for the Company or any Subsidiary of the Company in the past five years; provided, however, if the

Company shall not have made adequate provision to deliver value equal to the Current Value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Trigger Event and (y) the first date that the right to redeem the Rights pursuant to Section 23 hereof, as such date may be amended pursuant to Section 27 hereof, shall expire (the later of (x) or (y) being referred to herein as the "SECTION 11(a)(ii) TRIGGER DATE"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, securities and/or assets, that in the aggregate have a value equal to the Spread. If, after the occurrence of a Trigger Event, the number of Common Shares that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit exercise in full of the Rights in accordance with Section 11(a)(ii) hereof and the Company, acting by resolution of its Board of Directors, shall determine in good faith that it is likely that sufficient additional shares of Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty
(30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the terms of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for the authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Market Price per Common Shares (as determined pursuant to Section 11(d)) on the date of the first occurrence of the Trigger Event, and the per share or per unit value of any Common Stock Equivalents shall be deemed to equal the Current Market Price per share of the Common Shares on such date.

         (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("EQUIVALENT PREFERENCE STOCK")) or securities convertible into shares of Preferred Stock or Equivalent Preference Stock at a price per share of Preferred Stock or Equivalent Preference Stock (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preference Stock) less than the Current Market Price per share of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preference Stock which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preference Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d)(i) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Share of (a) a dividend or distribution on such Common Share payable in such Common Share or (b) any subdivision, combination or reclassification of such Common Share, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "Current Market Price" shall be appropriately adjusted by the Board of Directors of the Company to take into account the ex-dividend, ex-distribution, post-subdivision, post-combination or post-reclassification trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last reported price or, if not so reported, the average of the closing bid and ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system as is then in use, or, if, on any such date, the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Common Stock selected by the Company, acting by resolution of the Board of Directors of the Company. If, on any such date, no market maker is making a market in the Common Shares, the fair value of such shares on such date as determined in good faith by the Company, acting by resolution of the Board of Directors of the Company, shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares of common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange but are quoted on NASDAQ, a day on which NASDAQ is in operation or if the shares of Common Stock are neither listed or admitted to trading on any national securities exchange nor quoted on NASDAQ, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the current per share market price of the Common Shares cannot be determined in the manner provided above, or if the Common Shares are not publicly held or not so listed or traded, "Current Market Price" per Common Share shall mean the fair value per share as determined by an independent investment banking firm experienced in the valuation of securities, selected by the Board of Directors of the Company, or, if the Board of Directors shall determine that no such investment banking firm is available to make such determination, by the Board of Directors of the Company whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "CURRENT MARKET PRICE" per share of Preferred Stock shall be determined in the same manner as set forth for the Common Shares in Section 11(d)(i) hereof (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i) hereof, the "Current Market Price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalization with respect to the Common Shares occurring after the date of this Agreement) times the Current Market Price per Common Share. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, the "Current Market Price" per share of Preferred Stock shall mean the fair value per share as determined in good faith by the Company, acting by resolution of its Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "Current Market Price" of one-hundredth (1/100) of a share of Preferred Stock shall be equal to the "Current Market Price" of one share of Preferred Stock divided by 100.

         (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or the nearest one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right and the number of Rights outstanding shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j),
(k), (m), (n) and (p) of this Agreement and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Preferred Stock shall apply on like terms to any such other shares, provided, however, that the Company shall not be liable for its inability or failure to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of Common Shares greater than the number then authorized by the Certificate of Incorporation of the Company but not outstanding or reserved for any other purpose.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-hundredths (1/100s) of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-hundredths (1/100s) of a share of Preferred Stock (calculated to the nearest one-millionth of a share of Preferred Stock) obtained by (i) multiplying (A) the number of one-hundredths (1/100s) of a share covered by a Right immediately prior to such adjustment of the Purchase Price by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one-hundredths (1/100s) of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths (1/100s) of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for such adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to e distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock, or fraction thereof, issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-hundredth (1/100) of a share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the one-hundredths (1/100s) of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Stock, or a fraction thereof, and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company, acting by resolution of its Board of Directors, shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, any issuance wholly for cash of any Preferred Stock at less than the Current Market Price, any issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, any stock dividends or any issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or
(iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or in a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Person" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23 and 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the Common Shares of the Company payable in such Common Shares or (ii) subdivide the outstanding Common Shares of the Company into a greater number of shares (by reclassification or otherwise than by payment of dividends in such Common Shares) or (iii) combine or consolidate the outstanding Common Shares of the Company into a smaller number of shares, then in any such case, (x) the number of one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one-hundredths (1/100s) of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares of the Company outstanding immediately before such event and the denominator of which is the number of Common Share outstanding immediately after such event and (y) action shall be taken such that each Common Share of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.

The adjustments provided for in this Section 11(p)shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARESSECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES.

         Whenever an adjustment is made as provided in Sections 11 and 13 of this Agreement, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts resulting in such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Stock a copy of such certificate and (c) mail a brief summary of such certificate to each holder of a Rights Certificate in accordance with Sections 25 and 26 of this Agreement; provided, however, that the failure of the Company to make such a certificate or give such a notice shall not affect the validity or the force or effect of the requirement for such an adjustment. The Rights Agent shall be fully protected in relying on such certificate and any adjustment therein set forth. Any adjustment to be made pursuant to Sections 11 and 13 shall be effective as of the date of the event giving rise to such adjustment.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWERSECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) In the event (a "SECTION 13 EVENT") that, on or after the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates or combines with or merges with and into any other Person (other than with a Subsidiary of the Company) and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger; (ii) any Person (other than a Subsidiary of the Company) consolidates or combines with the Company or merges with and into the Company and the Company is the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolation, combination or merger, all or part of the Common Shares are changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) in one or more transactions, assets, cash flow or earning power aggregating 50% or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons other than the Company or one or more of its Subsidiaries, then, and in each such case (except as may be contemplated by Section 13(e) hereof), proper provision will be made so that (A) following the Distribution Date, each holder of a Right (except as otherwise provided in Section 7(e) hereof) will thereafter have the right to receive, upon the exercise of such Rights at a price equal to the then current Purchase Price multiplied by the numbers of one-hundredths (1/100s) of a share of Preferred Stock for which such Rights are then exercisable, in accordance with the terms of this Agreement, such numbers of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Person (as defined below), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims as is equal to the result obtained (1) multiplying the then current Purchase Price by the number of one-hundredths (1/100s) of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (2) 50% of the then current per share market price of the Common Shares of the Principal Person on the date of consummation of such consolidation, combination, merger, sale or transfer; (B) the Principal Person will thereafter be liable for, and will assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "COMPANY" will thereafter be deemed to refer to the Principal Person, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Person following the first occurrence of a Section 13 Event; (D) the Principal Person will take all such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 of this Agreement) in connection with such consummation as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as possible, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

         (b)      The term "PRINCIPAL PERSON" shall mean

                  (i) in the case of any transaction described in sub-clause (i) or (ii) of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or combination, and if no securities are so issued, the Person that is the other party to the merger, consolidation or combination; and

                  (ii) in the case of any transaction described in the sub-clause (iii) of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power sold or transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary or Affiliate of another Person, the Common Shares of which are and have been so registered, "PRINCIPAL PERSON" shall refer to such other Person; (B) in case such Person is a Subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Shares of two or more of which are and have been so registered, "PRINCIPAL PERSON" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Persons in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

         (c) The Company will not enter into or consummate any Section 13 Event if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any written or oral agreements, arrangements or understandings that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The Company will not consummate any such consolidation, combination, merger, sale or transfer unless prior to such consummation (i) the Principal Person shall have a sufficient number of authorized shares of its Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and (ii) the Company and the Principal Person shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, as soon as practicable after the date of any consolidation, combination, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Person at its own expense will take each of the following actions:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

                  (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the applicable securities or blue sky laws of such jurisdictions as may be necessary or appropriate; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Person and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         (d) The provisions of this Section 13 will similarly apply to successive mergers, consolidations, sales or other transfers. The provisions of this Section 13 shall be in addition to the rights to exercise Rights and prior adjustments under Section 11(a)(ii) of this Agreement and shall survive any exercise thereunder.

         (e)      Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to a transaction described in subparagraphs
(i) and (ii) of Section 13(a) if (1) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares which complies with Section 1(u) hereof (or a wholly owned Subsidiary of any such Person or Persons), (2) the price per share offered for Common Shares in such transaction is not less than the price per share paid to all holders for Common Shares purchased pursuant to such tender offer or exchange offer, and (3) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

         (f) The Company covenants and agrees that it will not, after the Stock Acquisition Date, engage in any Section 13 Event if at the time of or after such event there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARESSECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company will not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company will pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any Trading Day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last reported price or, if not so reported, the average of the closing bid and ask prices in the over-the-counter market, as reported on NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company or, if the Rights are not publicly listed or traded, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company will be used.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredths (1/100s) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-hundredths of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one-hundredths (1/100s) of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock. In lieu of fractional shares which are not integral multiples of one-hundredths (1/100s) of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(ii) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Trigger Event or a Section 13 Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share of the Company shall be the closing price of one Common Share of the Company (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

         (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

         SECTION 15. RIGHTS OF ACTIONSECTION 15. RIGHTS OF ACTION.

         All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18 of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date of the Common Shares), may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHTS HOLDERSSECTION 16. AGREEMENT OF RIGHTS HOLDERS.

         Each holder of Rights, by accepting the Rights, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will he transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal offices of the Rights Agent or at its office in Chicago, Illinois, designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

         (c) the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner of the Rights Certificate and of the Rights evidenced by such certificate (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary; and

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any other statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDERSECTION
17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

         No holder, as such, of any Rights Certificate will be entitled to vote, receive dividends or be deemed for any purpose a holder of the Common Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented by such Rights Certificate, nor will anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of stockholders, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 of this Agreement), or to receive dividends or subscription rights or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

         SECTION 18. CONCERNING THE RIGHTS AGENT.SECTION 18. CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay promptly to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of its duties under this Agreement, including the costs and expenses of defending against any claim of liability hereunder, and including any loss, liability or expense incurred through the Rights Agent's negligence (other than gross negligence).

         (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 of this Agreement.

         SECTION 19. MERGER, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENTSECTION 19. MERGER, CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 of this Agreement. In case at the time such predecessor Rights Agent succeeds to the Rights Agent appointed by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agency may countersign such Rights Certificates either in the name of the successor Rights Agent or in the name of the predecessor Rights Agent and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent nay countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENTSECTION 20. DUTIES OF RIGHTS AGENT.

         The Rights Agent undertakes the duties and obligations imposed by this Agreement on the following terms and conditions, by all of which the Company and the holders of Rights Certificates (and prior to the Distribution Date, the holders of the Common Shares), by their acceptance of this Agreement and the Rights, agree to be bound:

         (a) The Rights Agent may consult with legal counsel (which may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) The Rights Agent shall not be deemed to have knowledge of any fact or matter pertaining to the performance of its duties under this Agreement, except such facts or matters as are evidenced by records which are required to be created and maintained by it hereunder, until it shall have been advised thereof in writing by the Company or by a holder of the Rights. Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or the determination of "Current Market Price" or "current per share market price") be proved or established by the Company prior to the Rights Agent taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable under this Agreement to the Company and any other Person only for its gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Summary of Rights or in the Rights Certificates (except its countersignature of the Rights Certificates) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect the validity or execution of any Rights Certificate (except its countersignature of a Rights Certificate); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount of such adjustment) provided for in Sections 3, 11, 13, 23 or 24 of this Agreement, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice that such change or adjustment is required); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Common

Shares or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Stock will, when issued, be validly authorized and issued, fully paid, and nonassessable, or as to the value of any Common Shares, any shares of Preferred Stock or any Rights Certificate.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for such instructions.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers vested in it by this Agreement or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorneys or agents.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         SECTION 21. CHANGE OF RIGHTS AGENT.SECTION 21. CHANGE OF RIGHTS AGENT.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Stock by registered or certified or express mail and to the holders of the Rights Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Stock by registered or certified or express mail, and to the holders of the Rights Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such court, will be (a) a corporation organized and doing business under the laws of the United States or of any state so long as such corporation is authorized under applicable laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000, or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence, provided that such controlling corporation fully guarantees the performance of such Affiliate's duties and obligations hereunder. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a written notice of such appointment to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES.SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES.

         Notwithstanding any of the provisions of this Agreement or of the Rights Certificate to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

         SECTION 23. REDEMPTION.SECTION 23. REDEMPTION.

         (a) The Rights may be redeemed by the Board of Directors, upon Board Approval, pursuant to Section 23(b) of this Agreement and cannot and will not be redeemed in any other manner.

         (b) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business on the earlier of (i) the tenth (10th) day following the Stock Acquisition Date or (ii) the Final Expiration Date, by Board Approval, redeem all but not less than all of the then outstanding Rights at the Redemption Price; provided, that the Board of Directors of the Company may, by Board Approval, reduce or extend the period during which it may redeem all but not less than all of the Rights so long as the Rights are redeemable at the time such reduction or extension is adopted. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Trigger Event until such time as the Company's right of redemption under this Section 23(b) has expired. The Board of Directors of the Company may, in its discretion, at any time prior to the Stock Acquisition Date, extend the time within which to redeem the then outstanding Rights prior to their exercise. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the

Current Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company.

         (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b) of this Agreement, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Except as otherwise provided in this section, within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b) of this Agreement, the Company will give written notice of redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives such notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than (i) that specifically set forth in this Section 23 or (ii) in connection with the purchase of Common Shares prior to the Distribution Date.

         SECTION 24. EXCHANGE24. EXCHANGE.

         (a) By Board Approval, the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock as a fiduciary for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.

         (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25. NOTICE OF CERTAIN EVENTS.SECTION 25. NOTICE OF CERTAIN EVENTS.

         (a) In case the Company proposes (i) to pay any dividend payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares or Preferred Stock, (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares or Preferred Stock, (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to effect a subdivision, combination or consolidation of the Common Shares or Preferred Stock (by reclassification or otherwise), then, in each such case, the Company will give to each holder of a Right, in accordance with Section 26 of this Agreement, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation in such transactions by the holders of the Rights, if any such date is to be fixed, and such notice will be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Shares or Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation in such transaction by the holders of the Common Shares or Preferred Stock, whichever is earlier.

         (b) In case a Trigger Event or a Section 13 Event occurs, then, the Company will, as soon as practicable thereafter, give to each holder of a Right, in accordance with Section 26 of this Agreement, a notice of the occurrence of such Trigger Event, which notice will describe the Trigger Event or a Section 13 Event and the consequences of the Trigger Event or Section 13 Event to holders of Rights under Section 11(a)(ii) or Section 13(a) of this Agreement, as the case may be.

         SECTION 26. NOTICES.SECTION 26. NOTICES.

         Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right to or on the Company will be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

         USF Corporation
         8550 W. Bryn Mawr Avenue
         Chicago, Illinois 60631
         Attention: Corporate Secretary

Subject to the provisions of Section 21 of this Agreement, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right to or on the Rights Agent will be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

         Computershare Investor Services, LLC
         2 North LaSalle Street
         Chicago, Illinois 60602

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right will be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the Rights Agent.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS.SECTION 27. SUPPLEMENTS AND AMENDMENTS.

         The Company, by Board Approval, and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and the Rights Agent may deem necessary or desirable and that will be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that following the Distribution Date, this Agreement may only be amended to shorten or lengthen any time period or in a manner that would not adversely affect the basic economic terms of the Rights; provided, further, that, once the Rights are no longer redeemable in accordance with Section 23 of this Agreement, no amendment to this Agreement may have the effect of making the Rights redeemable.

         SECTION 28. SUCCESSORS.SECTION 28. SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding upon and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF

DIRECTORS, ETC29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.

         For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power, authority and discretion to administer this Agreement and to exercise all rights and powers specifically granted to such Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights, to amend the Agreement or to find or to announce publicly that any Person has become an Acquiring Person). All such Actions, calculations, interpretations and determinations (including, for purposes of clauses (i) and (iii) below, all omissions with respect to the foregoing which are done or made by the Board of Directors of the Company or by the Company (i) shall be within the discretion of the Board of Directors, (ii) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (iii) shall not subject the Board of Directors of the Company to any liability to the holders of the Rights and Right Certificates.

         SECTION 30. BENEFITS OF THIS AGREEMENT.SECTION 30. BENEFITS OF THIS AGREEMENT.


         Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement will be for the sole and exclusive benefit of the Company, the

Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, of the Common Shares).

         SECTION 31. SEVERABILITY.SECTION 31. SEVERABILITY.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and will in no way be affected, impaired or invalidated, provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term provisions, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board of Directors.

         SECTION 32. GOVERNING LAW.SECTION 32. GOVERNING LAW.

         This Agreement and each Rights Certificate (and after the Record Date but prior to the Distribution Date, the Common Shares) issued under this Agreement will be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and interpreted, construed and enforced in accordance with the laws of such state applicable to contracts made and performed entirely within such state.

         SECTION 33. COUNTERPARTS.SECTION 33. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS.SECTION 34. DESCRIPTIVE HEADINGS.

         Descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and will not control or affect the meaning or construction of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the day and year first above written.

                                        USF CORPORATION

                                        By: /s/ RICHARD C. PAGANO
                                           ----------------------------------
                                           Senior Vice President, General
                                           Counsel and Secretary

                                        COMPUTERSHARE INVESTOR SERVICES, LLC

                                        By: /s/ DENNIS M. SNEYERS
                                           ----------------------------------
                                           Relationship Manager

                                                                       EXHIBIT A


                        CERTIFICATE OF DESIGNATIONS FOR
                                SERIES A JUNIOR
                    PARTICIPATING CUMULATIVE PREFERRED STOCK
                           Par Value $0.01 Per Share

                                       of

                                USF Corporation

                      (f/k/a TNT Freightways Corporation)

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                                                                       EXHIBIT A

                         CERTIFICATE OF DESIGNATIONS FOR
                                 SERIES A JUNIOR
                    PARTICIPATING CUMULATIVE PREFERRED STOCK
                            PAR VALUE $0.01 PER SHARE

                                       OF

                          TNT FREIGHTWAYS CORPORATION

               PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION
                          LAW OF THE STATE OF DELAWARE


         We, J.C. Carruth, President and Chief Executive Officer, and B. Carlton Bailey, Jr., Secretary, of TNT Freightways Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (the "Restated Certificate") of the Corporation, the Board of Directors on February 4, 1994, by unanimous vote adopted the following resolution creating a series of Three Hundred Fifty Thousand (350,000) shares of the Corporation's authorized Preferred Stock, par value $0.01 per share, having the powers, designations, preferences and relative participating, optional and other rights and the qualifications, limitations and restrictions thereof set forth therein:

         RESOLVED, that a series of the authorized Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         Section 1. Designation and Amount.

         The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Series A Preferred") and the number of shares constituting such series shall be Three Hundred Fifty Thousand (350,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred.

         Section 2. Dividends and Distributions.


                  (A) Subject to the rights of the holders of any shares of any series of the Corporation's Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Stock, and of any other capital stock ranking junior to the Series A Preferred which may then be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth an amount equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Corporation's Common Stock during the quarterly period ended on the Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then thereafter in each such case the amounts to which holders of shares of Series A Preferred would otherwise be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section 2 immediately after it declares each dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the quarterly period ending on any

         Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Series A Preferred shall nevertheless be declared and payable on such Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of accrued and unpaid dividends at such time with respect to such shares shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights.

         The holders of shares of Series A Preferred shall have the following voting rights.

                  (A) Subject to the provisions for adjustment as hereinafter set forth, each share of Series A Preferred shall entitle the holder thereof to 100 votes (and each one-hundredth of a share of Series A Preferred shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a combination or consolidation or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Restated Certificate, in any other certificate of designations creating another series of the Corporation's Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) If at any time the Corporation shall not have declared and paid all accrued and unpaid dividends on the Series A Preferred as provided in Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B) of this Section 3, the holders of the Series A Preferred shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors being referred to hereinafter as the "Preferred Directors"). The right of the holders of the Series A Preferred to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid in full. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Series A Preferred shall have thus become entitled to elect Preferred Directors, a special meeting of stockholders shall be called for the purpose of electing such Preferred Directors, which special meeting shall be held within 30 days after the right of the holders of the Series A Preferred to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or by the by-laws of the Corporation for giving notice of a special meeting of stockholders (provided, however, that such a special meeting shall not be called if the annual meeting of stockholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Series A Preferred shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding shares of Series A Preferred present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Series A Preferred at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

                  Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay any dividends or, make any other
                  distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred;

                           (ii) declare or pay any dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred, and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any capital stock ranking (either as to dividends or upon liquidation, dissolution or winding-up) junior to or in parity with the Series A Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Series A Preferred; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Preferred, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares.

         Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of the Corporation's Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate, in any other certificate of designations creating another series of the Corporation's Preferred Stock or any similar stock or as otherwise required by law.

                  Section 6. Liquidation. Dissolution or Winding-Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred unless prior thereto, the holders of shares of Series A Preferred shall have received the higher of (i) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount to be distributed to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking (either as to dividends or upon liquidation, dissolution or winding-up) in parity with the Series A Preferred, (except distributions made ratably on the Series A Preferred and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up). In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a combination or consolidation or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which, under the provision in clause (A) of the preceding sentence, holders of shares of Series A Preferred would otherwise be entitled shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. Consolidation, Merger, etc.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Series A Preferred shall at the same time be similarly exchanged or converted or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed, converted or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange, conversion or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption.

         The shares of Series A Preferred shall not be redeemable.

                  Section 9. Rank.

         Unless otherwise provided in the Restated Certificate or a certificate of designations relating to a subsequent series of Preferred Stock of the Corporation, the Series A Preferred shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

                  Section 10. Amendment.

         The Restated Certificate, as amended to the date hereof, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred, voting together as a single series.

                  Section 11. Fractional Shares.

         The Series A Preferred may be issued in fractions of a share (in one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

                  IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and Chief Executive Officer and attested by its Secretary this 18th day of February, 1994.




                                      /s/ J.C. CARRUTH
                                      -------------------------------------
                                      President and Chief Executive Officer


Attest:



/s/ B. CARLTON BAILEY, JR.
------------------------------
         Secretary

                                                                       EXHIBIT B

                          [Form of Rights Certificate]

Certificate No. R-                                       ________________ Rights

         NOT EXERCISABLE AFTER JANUARY 31, 2014 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID AS PROVIDED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](1)

                               Rights Certificate

                                 USF CORPORATION

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of January 30, 2004 (the "Rights Agreement") between USF Corporation f/k/a TNT Freightways Corporation, a Delaware corporation (the "Company"), and Computershare Investors Services, LLC, a Delaware limited liability company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the in the Rights Agreement) and prior to 5:00 P.M. (Chicago time) on [DATE], at the principal office of the Rights Agent, or

(1) The portion of the legend in brackets shall be inserted only if applicable.

its successors as Rights Agent, in Chicago, Illinois (one (1) one-hundredth (1/100) of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $140 per one-hundredth (1/100) of a share (the "Purchase Price") by certified bank check or money order payable to the order of the Company, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares or fractions thereof which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _________, ______, based on the shares of Preferred Stock of the Company as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of one-hundredths (1/100s) of a share of Preferred Stock or of other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of USF Corporation and the above-mentioned office of the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-hundredths (1/100) of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right. Subject to the provisions of the Rights Agreement, the Company, under certain circumstances, may exchange Common Shares of the Company for all or a portion of the Rights evidenced by this Rights Certificate.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares, of shares of Preferred Stock or of any other securities of the Company which may at the time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders of the Company at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED _________________________________________
hereby sells, assigns and transfers unto ________________________

________________________________________________________________________________

___________________________________(Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________Attorney-in-Fact, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.

Dated _________________, ______

                                                   _____________________________
                                                            Signature

Signatures Guaranteed: __________________________________________

         The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                   _____________________________
                                                            Signature

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without any alternation or enlargement or change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

To USF Corporation:

                  The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number:

________________________________________________________________________________
                         (please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: _________________, ______

                  [Form of Election to Purchase -- continued]

                                                ________________________________
                                                Signature

                                                (Signature must conform in all
                                                respects to name of holder as
                                                specified on the fact of this
                                                Rights Certificate.)

Signature Guaranteed:

________________________________________________________________________________

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in this Rights Agreement).

                                                ________________________________
                                                Signature

________________________________________________________________________________

                                     NOTICE

         In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                                                                       EXHIBIT C



                USF CORPORATION F/K/A TNT FREIGHTWAYS CORPORATION
                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

                  On February 4, 1994, the Board of Directors of USF Corporation, then named TNT Freightways Corporation (the "Company"), declared a dividend distribution of one Right (as defined below) for each outstanding share of the Company's common stock, par value $.01 per share (the "Common Shares"), and subsequently issued one Right with each newly issued Common Share. The description and terms of the Rights were set forth in a Rights Agreement dated as of February 4, 1994 (the "Original Rights Agreement") between the Company and the Rights Agent specified therein. Effective January 30, 2004, the Original Rights Agreement was amended and restated by action of the Board of Directors of the Company to extend the term and otherwise revise the provisions governing the Rights. The Amended and Restated Rights Agreement is referred to below as the "Rights Agreement" or the "Rights Plan".

         The summary description of the Rights set out below does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

         Each Right entitles the registered holder to purchase from the Company one (1) one-hundredth (1/100) of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.01 per share ("Preferred Stock") at a price of $140 per one-hundredth (1/100) of a share (the "Purchase Price"), subject to adjustment.

         Until the "Distribution Date" (as defined below), the Rights will be evidenced by the Common Share certificates. The "Distribution Date" means the first to occur of (i) ten (10) business days following the time (the "Stock Acquisition Date") of a public announcement or notice to the Company that a person or group of affiliated or associated persons (an "Acquiring Person" except that the term "Acquiring Person" shall not include the Company, any subsidiary of the Company, certain passive institutional investors or any person who acquires beneficial ownership of the Common Shares in a Permitted Transaction (as such term is described below)) has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of 15% or more of the outstanding Common Shares of the Company, or (ii) fifteen
(15) business days, or such later date as may be determined by the Board of Directors of the Company, after the date of the commencement of or announcement by any person of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by any person or group of 20% or more of the outstanding Common Shares

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued upon transfer or new issuance of the Company's Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Share certificates will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Company's Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will then evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The rights will expire on January 31, 2014 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed by the Company, in each case as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the fixing of a record date for the issuance to holders of Preferred Stock of certain rights, options or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of shares of Preferred Stock or (iii) upon the fixing of a record date for the making of a distribution to holders of shares of Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Preferred Stock issuable upon the exercise of such Rights are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Shares prior to the Distribution Date.

         In the event that after the Stock Acquisition Date the Company is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of Common Shares of the acquiring company which at the time of such transaction has a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. In the event that the Company is the surviving corporation of a merger and its Common Stock is changed or exchanged, proper provision shall be made so that each holder of a Right will thereafter have the right to receive upon exercise that number of Common Shares of the other party to the transaction having a market value of two times the exercise price of the Right.

         In the event that a person or group becomes the beneficial owner of 20% or more of the outstanding Common Shares (unless the event in which such person acquired 20% or more of the outstanding Common Shares is a Permitted Transaction (as such term is described below)), then proper provision shall be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive upon exercise that number of Common Shares having a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. A person will not be an Acquiring Person if the Board of Directors of the Company determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

         For the purposes of the Rights Agreement, a Permitted Transaction is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 50% or more of the outstanding Common Shares and which was approved by the Board of Directors prior to the execution of the agreement or the public announcement of the offer.

         In the event that the Company is acquired in a merger or other business combination transaction (other than with a subsidiary of the Company), or 50% or more of its consolidated assets or earning power are sold, unless such event is a Permitted Transaction, proper provisions will be made so that each holder of a Right will have the right to receive, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and in lieu of such fractional shares an adjustment in cash will he made based on the market price of the Common Shares or Preferred Stock on the last trading day prior to the date of exercise.

         At any time prior to the tenth (10th) business day following an Acquiring Person's acquisition of 15% or more of the outstanding Common Shares, a majority of the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). In addition, a majority of the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Without limiting the generality of the foregoing, the

Board of Directors of the Company has adopted resolutions related to the Rights Plan, providing as follows:

            1. The Board has undertaken, so long as the Rights remain outstanding, to maintain its majority of independent directors.

            2. The Board has delegated to its Nominating and Corporate Governance Committee (the "Committee"), composed entirely of independent directors, authority to review the Rights Plan and recommend modifications to the Rights Plan or redemption of the Rights. The Committee may conduct such a review and make recommendations whenever it deems appropriate, but shall do so at least every three (3) years.

            3. Upon each review, the Committee shall determine whether the Rights Plan continues to be in the best interests of the Company and its Stockholders. If not, the Committee will present its findings and recommendations to the full Board of Directors.

            4. In conducting its review, and developing any recommendations, the Committee is authorized to set its own agenda and to consider and investigate any and all information that it deems relevant, including but not limited to: (i) stockholder opinions about the Rights Plan; (ii) the tangible and intangible assets and business opportunities and prospects of the Company; (iii) market valuations of the Company's Common Shares; (iv) relative valuations of comparable enterprises;
                   (v) developments in the law and prevailing practices relating to rights plans since the last review or modification to the Rights Plan; (vi) the relevant markets for mergers, acquisitions, buy-out financing and corporate restructuring; and (vii) relevant academic studies and theories.

            5. Further, in connection with its reviews, the Committee is authorized to retain legal counsel, investment bankers and other advisors as it deems appropriate.

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock of the Registrant, the Board of Directors of the Registrant may exchange Common Shares of the Registrant at an exchange ratio of one Common Share per Right (subject to adjustment) for the Rights in whole or in part (other than Rights beneficially owned by such person which have become void).

         Each share of Preferred Stock purchasable upon exercise of the Rights will have a minimum preferential dividend of $10.00 per year, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on a share of Common Stock. In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to receive a minimum liquidation payment of $10.00 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment to be made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the shares of Common Stock. In addition, if dividends on the Preferred Stock are in arrears for four consecutive quarterly payment periods, the holders of the Preferred Stock will have the right, voting as a class, to elect two members of the Board of Directors. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the shares of Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidations, are protected by antidilution provisions.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The terms of the Rights may be amended by a majority of the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the Distribution Date no such amendment may adversely affect the economic interests of the holders of the Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request from a holder of Rights.